EXHIBIT 10.2

TERMINATION OF EMPLOYMENT AGREEMENT DATED JANUARY 1, 2010 (this “Termination Agreement”) dated the 1st day of November, 2010 by and between Majestic Capital, Ltd. (formerly known as CRM Holdings, Ltd.), a Bermuda company (“Company”), and Chester J. Walczyk (“Executive”).

WHEREAS, Executive and Company have executed and delivered an Employment Agreement dated January 1, 2010 (the “Employment Agreement”);

WHEREAS, Executive is an executive officer and shareholder of Company;

WHEREAS, Company has entered into an Agreement and Plan of Merger and Amalgamation dated as of September 21, 2010 (the “Merger Agreement”), pursuant to which Company has agreed to merge and amalgamate with a wholly-owned subsidiary of Bayside Equity Holdings LLC (“Bayside”)(the “Transaction”);

WHEREAS, the consummation of the Transaction would constitute a Change in Control of Company under the provisions of the Employment Agreement;

WHEREAS, Company has requested that Executive terminate the Employment Agreement, effective immediately prior to the Effective Time of the Transaction;

WHEREAS, Bayside has represented to Executive that, as of the Effective Time, Executive will continue in his current role and responsibilities at a substantially similar wage and benefit level, albeit as an “at-will” employee, and Executive desires to continue his employment under these conditions;

WHEREAS, Executive is proceeding in good faith and in reliance upon these material representations of Bayside; and

WHEREAS, capitalized terms used but not defined in this Termination Agreement shall have the respective meanings ascribed thereto in the Employment Agreement or the Merger Agreement, as the case may be;

NOW THEREFORE, in consideration of the premises, to induce Company to consummate the Transaction and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and Company, Company and Executive, intending to be legally bound, do hereby agree as follows:

Section 1.                      Termination of the Employment Agreement; Termination of this Termination Agreement.

1.1           Executive hereby agrees that effective immediately prior to the Effective Time, the Employment Agreement is terminated in all respects and shall have no further force or effect from and after the Effective Time, it being expressly understood and agreed that from the date hereof until immediately prior to the Effective Time, the Employment Agreement shall remain in full force and effect in accordance with its terms.  Without limiting the generality of the foregoing, Executive’s right  to any compensation, including severance, payable as a result of or in connection with a Change in Control, is terminated effective immediately prior to the Effective Time.

1.2           This Termination Agreement shall terminate and be of no further force or effect from and after any termination of the Merger Agreement prior to the Effective Time.

Section 2.                      Indemnification; Litigation Cooperation.

2.1           Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of Company or is or was serving at the request of Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by Company to the fullest extent legally permitted or authorized by Company’s by-laws or resolutions of Company’s Board of Directors (the “Board”) or, if greater, by the laws of the State of New York against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of Company or other entity and shall inure to the benefit of Executive’s heirs, executors and administrators.  Company shall advance to Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by Company of a written request for such advance.  Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.  The provisions of this Section 2.1 shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

Neither (x) the failure of Company (including the Board, independent legal counsel or shareholders) to have made a determination, prior to the commencement of any proceeding, concerning payment of amounts claimed by Executive under Section 2.1 of this Termination Agreement that indemnification of Executive is proper because he has met the applicable standard of conduct, nor (y) a determination by Company (including the Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall in either case create a presumption that Executive has not met the applicable standard of conduct.

2.2           Executive agrees to cooperate with Company by making himself reasonably available to testify on behalf of Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to Company, as reasonably requested. Company agrees to reimburse Executive, on an after-tax basis, for reasonable expenses actually incurred in connection with his provision of testimony or assistance.

Section 3.                      Representations and Warranties.

3.1           Representations and Warranties of Company.  Company hereby represents and warrants to Executive that:

(a)           Company is duly organized and validly existing as a corporation under the laws of Bermuda and has full corporate right, capacity and power to execute and deliver this Termination Agreement and to perform its obligations hereunder.

(b)           Company has duly authorized the execution and delivery of this Termination Agreement and the performance by it of its obligations hereunder, has duly executed and delivered this Termination Agreement and this Termination Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms (subject to the Enforceability Exceptions).

(c)           The execution, delivery and performance of this Termination Agreement by Company does not and will not conflict with or violate, create a breach or default under or cause (or entitle any Person to cause) an acceleration of any material rights or obligations under its Organizational Documents, any applicable Law or Order binding on Company or its properties or assets or any material Contract to which Company is a party or by which it or its properties or assets are bound.

3.2           Representations and Warranties of Executive.  Executive hereby represents and warrants to Company that:

(a)           Executive has full right, capacity and power to execute and deliver this Termination Agreement and to perform his obligations hereunder.

(b)           Executive has duly executed and delivered this Termination Agreement and this Termination Agreement constitutes the legal, valid and binding obligation of Executive, enforceable against him in accordance with its terms (subject to the Enforceability Exceptions).

(c)           The execution, delivery and performance of this Termination Agreement by Executive does not and will not conflict with or violate, create a breach or default under or cause (or entitle any Person to cause) an acceleration of any material rights or obligations under any applicable Law or Order binding on Executive or his properties or assets or any material Contract to which Executive is a party or by which he or his properties or assets are bound.

Section 4.                      Miscellaneous.

4.1           This Termination Agreement constitutes the entire agreement between Company and Executive with respect to the termination of the Employment Agreement and may not be amended, nor may any provision of this Termination Agreement be waived, except as expressly set forth in a written agreement duly executed and delivered by Company and Executive.

4.2           This Termination Agreement shall be binding upon and inure to the benefit of Company and Executive and their respective successors (including, but not limited to, the Resultant Company in the case of Company), permitted assigns, heirs, executors and personal representatives.  No Person is an intended third party beneficiary of this Termination Agreement, and no Person shall have any rights, remedies or claims under or pursuant to this Agreement, other than Company and Executive and their respective successors (including, without limitation, the Resultant Company in the case of Company), permitted assigns, heirs, executors and personal representatives.

4.3           The provisions of this Termination Agreement are severable, and if any provision of this Termination Agreement is determined to be void or unenforceable, the remaining provisions of this Termination Agreement shall nevertheless be enforced in accordance with their respective terms.  Any court making a determination that any provision of this Termination Agreement is void or unenforceable shall be authorized, and is hereby directed, to modify this Termination Agreement by replacing any such void or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the void or unenforceable provision, and this Termination Agreement shall be enforced as so modified.

4.4           This Termination Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in such State, and without reference to principles of conflict of laws that would cause the application of the laws of any other jurisdiction to the construction or enforcement of this Termination Agreement.

4.5           In the event of any breach or threatened breach of any provision of this Termination Agreement by either party hereto, the other party shall be entitled to apply for preliminary and permanent injunctive and other appropriate equitable relief to prevent or restrain such breach or threatened breach, and such relief may be granted without posting any bond or other security and without proving that monetary damages would be an inadequate remedy for such breach or threatened breach.  The provisions of this Section 4.5 are not exclusive and shall be in addition to any other remedies to which such party may be entitled under this Termination Agreement, applicable law or otherwise, all of which remedies shall be cumulative.

4.6           The descriptive headings in this Termination Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of any provision of this Termination Agreement.

4.7           This Termination Agreement may be signed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute the same agreement. Any such executed counterpart may be delivered by “pdf”, facsimile or other form of electronic transmission and such delivery shall be deemed to be and shall constitute the delivery of a manually signed copy of this Termination Agreement for all purposes.

IN WITNESS WHEREOF, Company and Executive have duly executed and delivered this Termination Agreement as of the day and year first above written.

MAJESTIC CAPITAL, LTD.

By: /s/ Keith S. Hynes
Keith S. Hynes
Chairman of the Board of Directors

EXECUTIVE

/s/ Chester J. Walczyk
Chester J. Walczyk

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